                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this registration statement of Alumax Inc. on Form S-8 of our report dated January 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Alumax Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Alumax Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.

                                                       COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
October 30, 1997